Exhibit 99.3

LIVEPERSON, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is based on the historical financial statements of LivePerson, Inc. (the “Company”) and Contact At Once!, LLC (“CAO!”) after giving effect to the Company’s acquisition of CAO! on November 7, 2014, as if it had occurred on September 30, 2014 for purposes of the pro forma condensed consolidated balance sheet, and January 1, 2013 for purposes of the pro forma condensed consolidated statements of operations.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed consolidated financial information is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change as the Company finalizes the valuations of the tangible and intangible assets acquired and liabilities assumed in connection with the acquisition of CAO!. The allocations will be finalized after the data necessary to complete the appraisals and other analyses of the fair values of acquired assets and assumed liabilities are obtained and analyzed. Differences between the preliminary and final allocations are not expected to have a material impact on the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 and of CAO!’s audited financial statements for the year ended December 31, 2013 and its unaudited condensed consolidated financial statements for the nine months ended September 30, 2014 included in Form 8-K/A.

The unaudited pro forma condensed consolidated financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the CAO! acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position.

The unaudited pro forma condensed consolidated financial information does not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the consolidated companies.

LIVEPERSON, INC. UNAUDITED FRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2014 (IN THOUSANDS)

	LivePerson, Inc. (As Reported)	CAO!	Pro Forma Adjustments		Pro Forma Consolidated

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$87,111	$4,766	$(42,777)	(1)	$49,100
Accounts receivable, net of allowance for doubtful accounts	32,386	2,979	—		35,365
Prepaid expenses and other current assets	9,620	272	—		9,892
Deferred tax assets, net	2,628	—	—		2,628
Total current assets	131,745	8,017	(42,777)		96,985
Property and equipment, net	18,763	240	—		19,003
Intangibles, net	14,020	1,363	19,037	(3)	34,420
Goodwill	35,783	591	40,164	(2)	76,538
Deferred tax assets, net	9,064	—	—		9,064
Other assets	2,342	43	—		2,385
Total assets	$211,717	$10,254	$16,424		$238,395

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,932	$390	$—		$9,322
Accrued expenses	29,752	1,827	4,220	(1)	35,799
Deferred revenue	14,022	108	—		14,130
Total current liabilities	52,706	2,325	4,220		59,251
Other liabilities	768	132	—		900
Total liabilities	53,474	2,457	4,220		60,151

Redeemable preferred membership units	—	6,530	(6,530)	(4)	—

Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	158,243	1,267	18,734	(4)	178,244
Total liabilities and stockholders’ equity	$211,717	$10,254	$16,424		$238,395

See notes to unaudited proforma condensed consolidated financial statements.

LIVEPERSON, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	LivePerson, Inc. (As Reported)	CAO!	Pro Forma Adjustments		Pro Forma Consolidated
Revenue	$151,702	$18,164	$—		$169,866
Costs and expenses
Cost of revenue	38,200	3,987	788	(3)	42,975
Sales and marketing	59,449	7,299	—		66,748
Product development	27,999	1,197	—		29,196
General and administrative	28,074	1,777	(308)	(5)	29,543
Amortization of purchased intangibles	803	225	1,152	(3)	2,180
Total costs and expenses	154,525	14,485	1,632		170,642
(Loss) income from operations	(2,823)	3,679	(1,632)		(776)
Other income (expense), net	184	(6)	—		178
(Loss) income before provision for (benefit from) income taxes	(2,639)	3,673	(1,632)		(598)
Provision for income taxes	507	—	857	(6)	1,364
Net (loss) income	$(3,146)	$3,673	$(2,489)		$(1,962)

Net loss per share of common stock:
Basic	$(0.06)				$(0.04)
Diluted	$(0.06)				$(0.04)

Weighted-average shares used to compute net loss per share:
Basic	54,238,536		1,627,753		55,866,289
Diluted	54,238,536		1,627,753		55,866,289

See notes to unaudited proforma condensed consolidated financial statements.

LIVEPERSON, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2013 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	LivePerson, Inc. (As Reported)	CAO!	Pro Forma Adjustments		Pro Forma Consolidated
Revenue	$177,805	$17,795	$—		$195,600
Costs and expenses
Cost of revenue	42,555	3,929	1,050	(3)	47,534
Sales and marketing	62,488	8,556	—		71,044
General and administrative	39,968	1,901	—		41,869
Product development	36,397	1,074	—		37,471
Amortization of purchased intangibles	871	17	1,819	(3)	2,707
Total costs and expenses	182,279	15,477	2,869		200,625
(Loss) income from operations	(4,474)	2,318	(2,869)		(5,025)
Other income (expense), net	337	(20)	—		317
(Loss) income before provision for (benefit from) income taxes	(4,137)	2,298	(2,869)		(4,708)
(Benefit from) provision for income taxes	(638)	—	96	(6)	(542)
Net (loss) income	(3,499)	$2,298	$(2,965)		$(4,166)

Net loss per share of common stock:
Basic	$(0.06)				$(0.07)
Diluted	$(0.06)				$(0.07)

Weighted-average shares used to compute net loss per share:
Basic	54,725,236		1,627,753		56,352,989
Diluted	54,725,236		1,627,753		56,352,989

See notes to unaudited proforma condensed consolidated financial statements.

LIVEPERSON, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.
On November 7, 2014, the Company acquired the outstanding equity interest of Contact At Once!, LLC, a software company with a cloud-based platform that instantly connects consumers with businesses through instant messaging, text messaging, chat, social media and video over the internet for consumer-to-business sales conversions, for approximately $67.0 million, which includes approximately $42.8 million in cash, approximately $20.0 million in shares of common stock and approximately $4.2 million of potential earn-out consideration in cash or shares of common stock. The earn-out is contingent upon achieving certain targeted financial, strategic and integration objectives and milestones and is included as part of the purchase price.

The transaction will be accounted for under the purchase method of accounting and, accordingly, the operating results of Contact At Once! will be included in the Company’s consolidated results of operations from the date of acquisition. The Company is in the process of finalizing all fair value and purchase accounting adjustments.

2.
The preliminary estimated excess of the acquisition cost of CAO! over the fair value of the identifiable net assets acquired approximates $40.7 million. The pro forma balance sheets reflects a pro forma adjustment to increase goodwill by $40.1 million, net of elimination of CAO!'s historical goodwill of $0.6 million.

3.
The preliminary estimate of identifiable intangible assets of CAO! is $20.4 million and relates principally to acquired technology and customer relationship intangibles. The pro forma balance sheet reflects a pro forma adjustment to increase intangible assets by $19.0 million, net of elimination of CAO!'s historical intangible assets of $1.4 million. The intangible assets are to be amortized over their estimated useful lives ranging from 1 to 10 years. The preliminary pro forma adjustments to give effect to the CAO! acquisition are presented below (in thousands):

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Amortization expense for estimated identifiable intangible assets included in cost of revenue	$788	$1,050
Amortization expense for estimated identifiable intangible assets included in operating expenses	1,377	1,836
Elimination of CAO!'s historical amortization expense included in operating expenses	(225)	(17)
Total adjustment to pro forma statement of operations	$1,940	$2,869

4. Stockholders' equity has been adjusted to reflect the elimination of CAO!'s historical equity of $1.3 million and the issuance of common stock with an approximate fair value of $20.0 million, which is approximately 1.6 million shares. A pro forma adjustment was also made to reflect the elimination of CAO!'s redeemable preferred membership units of $6.5 million.

5.
A pro forma adjustment of $0.3 million was included to reflect the elimination of the acquisition related transaction costs incurred by CAO! and the Company during the nine months ended September 30, 2014.

6. The acquisition of CAO! is expected to be treated as a taxable asset acquisition and the excess of the purchase price over the tax basis of the net assets acquired will be tax deductible. A pro forma tax provision of $0.9 million and $0.1 million for the nine month period ending September 30, 2014 and year ended December 31, 2013, respectively, have been included to reflect the inclusion of CAO!.